UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive
Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Officers

On May 14, 2007, Timothy J. Barberich, age 59, resigned as the Chief Executive Officer of Sepracor Inc. (the “Company”) and the Board of Directors (the “Board”) appointed him to the new role of Executive Chairman of the Company. Mr. Barberich has served as the Company’s Chief Executive Officer since 1984.

On May 14, 2007, Adrian Adams, age 56, the Company’s President and Chief Operating Officer since March 2007, resigned his position as Chief Operating Officer and the Board appointed him as the Company’s President and Chief Executive Officer.  Prior to joining the Company, Mr. Adams served as President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from January 2002 to December 2006.  As previously reported, Mr. Adams and the Company have entered into an employment agreement, dated March 1, 2007, a copy of which is filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: May 15, 2007	By:	/s/ Andrew I. Koven
	Name:	Andrew I. Koven
	Title:	Executive Vice President, General Counsel and Corporate Secretary